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                                                                EXHIBIT 10.39.02

                   SECOND AMENDMENT TO STOCK OPTION AGREEMENT

         THIS SECOND AMENDMENT TO STOCK OPTION AGREEMENT is made as of this 31st day of May, 2000 between eUniverse, Inc., a Nevada corporation (the "Company") and Charles Beilman, an individual residing in Wallingford, Connecticut ("Beilman").

                                    RECITALS:

         1. The Company and Beilman have executed that certain Stock Option Agreement dated as of the 26th day of January, 2000 (the "Stock Option Agreement") as amended by First Agreement to Stock Option Agreement dated March 31, 2000.

         2. The parties desire to amend the Stock Option Agreement as set forth below.

                                   AGREEMENT:

         In consideration of the covenants and agreements contained in the Stock Option Agreement and this Agreement, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS TO STOCK OPTION AGREEMENT. The Stock Option Agreement is hereby amended as follows:

         A. By deleting Section 1.2(a) thereof and inserting in lieu thereof the following:

         "(a) The Option may be exercised from time to time by the Company for all, or less than all, of the Shares of the Common Stock subject to this Option at any time during the period beginning with the date of this Agreement and ending July 31, 2000 (the "Option Period")"

         B. By deleting Section 1.2(c) thereof and inserting in lieu thereof the following:

         "(c) The exercise price (the "Exercise Price") at which the Shares may be purchased upon the exercise of the Option shall be $1.675 per Share purchased."

2. MISCELLANEOUS

         A. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Option Agreement.

         B. Except as otherwise provided herein, the terms and conditions of the Stock Option Agreement shall remain in full force and effect.


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         C. eUniverse shall purchase or induce another party to purchase at least 100,000 shares of Beilman's stock at $1.80 per share within 14 calendar days of June 1, 2000. Both parties shall act in a best efforts to complete such transaction within such time frame.

         IN WITNESS WHEREOF, the parties have executed or have caused their duly authorized representatives to execute this Agreement the day and year first above written.

                                                  /s/ Charles Beilman
                                                  ------------------------
                                                      Charles Beilman
                                                      32 Cooke Road
                                                      Wallingford, CT  06492


                                                  EUNIVERSE, INC.

                                                  By: /s/ Brad Greenspan
                                                      ---------------------
                                                      Its: Chairman
                                                           Brad Greenspan